EXHIBIT 21.1

SUBSIDIARIES OF CLICK COMMERCE, INC.

Click Commerce BV, a wholly-owned subsidiary organized under the laws of the Netherlands

Click Commerce Ltd., a wholly-owned subsidiary organized under the laws of the United Kingdom

Click Commerce GmbH, a wholly-owned subsidiary organized under the laws of Germany

Allegis Acquisition, Inc. a wholly-owned subsidiary organized under the laws of Delaware

Allegis Corporation, a wholly owned subsidiary of Allegis Acquisition, Inc. organized under the laws of California

Allegis Ltd., a wholly-owned subsidiary of Allegis Corporation organized under the laws of the United Kingdom

Click West Coast Corp., a wholly-owned subsidiary organized under the laws of Delaware

Click-Webridge, Inc., a wholly-owned subsidiary of West Coast Corp., organized under the laws of Delaware

Click Texas Corp., a wholly-owned subsidiary organized under the laws of Delaware

bTrade, Inc., a wholly-owned subsidiary of Click Texas Corp., organized under the laws of Texas

CWV Acquisition, Inc., a wholly-owned subsidiary organized under the laws of Delaware

Optum, Inc., a wholly-owned subsidiary of. organized under the laws of Delaware

Optum, BV, a wholly-owned subsidiary of Optum, Inc. organized under the laws of the Netherlands

Xelus Acqusition, Inc., a wholly-owned subsidiary organized under the laws of Delaware

Click Commerce SPO, Inc., a wholly-owned subsidiary of Xelus Acquistion, Inc. organized under the laws of Delaware

Xelus, Ltd, a wholly-owned subsidiary of Click Commerce SPO, Inc. organized under the laws of the United Kingdom

Requisite Technology, Inc., a wholly-owned subsidiary organized under the laws of Delaware

Requisite Technology Canada, Inc., a wholly-owned subsidiary of Requisite Technology, Inc. organized under the laws of Canada

Requisite Technology GmbH, a wholly-owned subsidiary of Requisite Technology, Inc. organized under the laws of Germany

Requisite Technology Ltd, a wholly-owned subsidiary of Requisite Technology, Inc. organized under the laws of the United Kingdom

Click Procure, Inc., a wholly-owned subsidiary organized under the laws of Delaware

Elance UK, Ltd, a wholly-owned subsidiary of Click Procure, Inc. organized under the laws of the United Kingdom

Elance Software Technologies (India) Private Limited, a wholly-owned subsidiary of Click Procure, Inc. organized under the laws of India